
Red White & Bloom Brands Inc. (BC)
Michicann Medical Inc. (ON)
RWB Licensing Inc. (BC)
RWB Platinum Vape Inc. (CA)
RLTY USA Corp. (DE)
RWB Illinois, Inc. (DE)
Mid-American Growers, Inc. (DE)
Mid-American Cultivation LLC (IL)
Vista Prime Management, LLC (CA)
GC Ventures 2, LLC (MI)
Vista Prime 3, Inc. (CA)
PV CBD LLC (CA)
Vista Prime 2, Inc. (CA)
RLTY Beverage 1 LLC (DE)
RLTY Development MA 1 LLC (DE)
RLTY Development Springfield LLC (MA)
RLTY Development Orange LLC (MA)
RLTY Development NV 1 LLC (DE)
RLTY Service LLC (DE)
RLTY Development FLA 1 LLC (DE)
RLTY Development FLA 2 LLC (DE)
RLTY Development CA 1 LLC (DE)